SUPPLY AGREEMENT

THIS AGREEMENT is made as of this 10th day of December, 1997, by and between Acute Therapeutics, Inc. (a corporation organized and existing under the laws Delaware, with its principal office at 3359 Durham Road, Doylestown, PA 18901; hereinafter "ATI"), and PolyPeptide Laboratories (a corporation organized and existing under the laws of Delaware, with principal manufacturing facilities at 365 Maple Avenue, Torrance, California 90503; hereinafter "PPL").

                                   WITNESSETH

WHEREAS, ATI is active in the pharmaceutical business and is the owner of all rights to certain proprietary technical information, patents and patent applications relating to the KL(4)-peptide Substance (hereinafter "Substance"); and

WHEREAS, ATI desires to contract with PPL for the processing of the KL(4)-peptide (hereinafter "Substance"); and

WHEREAS, PPL possesses the requisite expertise, personnel and facilities for the manufacture and supply of the Substance to ATI;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, ATI and PPL agree as follows:

1.    DESCRIPTION OF WORK

      PPL shall supply ATI's requirements for the conversion of insoluble Substance to soluble Substance (using a procedure supplied by ATI and attached as Exhibit A) for use in the production of clinical product for human use. Such Substance shall meet the specifications in Exhibit B (hereinafter "Specifications"). Subject to PPL's prior written consent, such consent not to be unreasonably withheld, ATI may, as needed, change the Specifications.

2.    QUANTITIES

      ATI will provide PPL with [***] of insoluble Substance, which PPL will process to Soluble Substance in six (6) lots of approximately [***] each. ATI and PPL shall cooperate in scheduling the production of these lots.

3.    QUALITY

      3.1. ATI or its agent shall have the right, but not the obligation, to inspect PPL's quality control procedures and records and to obtain specimens for analysis of the Substance from PPL's production to confirm quality. ATI's employees may perform inspections of PPL's manufacturing facilities. ATI employees who inspect PPL's facilities shall comply with PPL regulations and rules.


[***] - Confidential treatment requested.

Supply Agreement                                                               2
between Acute Therapeutics, Inc., and PolyPeptide
Laboratories, Inc.
December 10, 1997


      3.2. ATI will approve initial testing documents, the master batch record, and any revisions to these documents thereafter.

      3.3. For each batch of the Substance produced by PPL, ATI shall undertake testing for compliance with the Specifications. PPL will supply ATI with a pre-shipment sample of each finished lot along with a Certificate of Analysis from PPL, which will be shipped to ATI in accord with instructions provided by ATI. Upon receipt of the pre-shipment sample, ATI will engage a testing facility who will perform the analysis according to ATI's instructions. Upon completion of its testing, ATI shall submit to PPL a certificate of analysis listing testing results and all agreed upon records for each lot of the Substance produced.

      3.4. ATI or it's agent shall have thirty (30) days upon receipt of the pre-shipment sample to determine whether or not it conforms to the Specifications. ATI shall promptly give PPL written notice of any respect in which the Substance fails to conform to Specifications. If ATI fails to notify PPL of any nonconformity within such 30-day period, ATI shall be deemed to have accepted the Substance. At this point PPL will arrange to ship all the Substance of the same batch to ATI in accord with instructions provided by ATI. If ATI notifies PPL of any nonconformity, payment of the invoice for the nonconforming batch shall be held in abeyance until the dispute is resolved.

      3.5. Pursuant to Section 3.4, if ATI shall claim that any lot(s) of the Substance fails to meet the Specifications, PPL reserves the right to retest such lot(s) at its own expense at an outside facility mutually agreed by both parties. In the event that the outside party's test results indicates that the lot(s) meets the Specifications, further action shall be negotiated.

      3.6. In the event of a rejection of a batch of the Substance, PPL will cease further production of the Substance until such time as the results of an investigation have been communicated to ATI, and PPL has concurred with the corrective action to be taken. Should ATI desire to have additional lots of the Substance manufactured while the investigation is in process, ATI will be responsible for the fees for service performed by PPL whether the batch is accepted or not.

      3.7. ATI will provide a lot number and expiry period for each lot manufactured by PPL.

      3.8.  ATI is responsible for release of the final Substance.

      3.9.  ATI is responsible for the Stability Testing Program.

      3.10. ATI is responsible for maintaining Retention Samples.

Supply Agreement                                                               3
between Acute Therapeutics, Inc., and PolyPeptide
Laboratories, Inc.
December 10, 1997


      3.11. PPL will provide the name and phone number(s) of a contact person(s) who may be called at any hour when PPL is manufacturing the Substance or when the Substance is in transit outside of PPL.

4.    PRICE

      The prices to be paid by ATI for quantities of the Substance purchased pursuant to Section 3 will be $[***] per batch of Substance as agreed in writing and will be firm for the six (6) batches ($[***] for the entire project).

5.    TERM OF AGREEMENT

      5.1 This Agreement shall become effective on the date first stated above and, except as otherwise provided herein, shall be in effect until the six (6) lots of soluble Substance have been produced.

      5.2. Either party may terminate this Agreement for a material breach by the other party by giving the breaching party written notice, specifying the breach relied on, and giving the breaching party thirty (30) days to cure such breach. If the default has not been cured at the end of the thirty (30) day period, then, upon notice thereof to the breaching party by the other, this Agreement shall terminate. Termination for breach will have no effect on performance obligations or amounts to be paid which have accrued up to the effective date of such Termination.

      5.3. In event of termination, transition will be conducted in such a manner as to not cause inconvenience to either party.

6.    PAYMENT TERMS

      6.1. PPL will issue an invoice at such time as the PPL Quality Control Department has completed its testing, found the Substance suitable to be shipped and has shipped the test result documents to ATI. The purchase price for the Substance will be paid to PPL no later than thirty (30) days after the date of PPL's invoice to ATI.

      6.2. All prices of the Substance shall be on the basis of F.O.B. on the dock at PPL's plant in Torrance, California.

7.    FACILITIES

      7.1. PPL represents that it has obtained all approvals required by Regulatory Authorities (hereinafter "RA") for its manufacturing facilities and that its manufacturing facilities conform, and will in the future conform, to current Good Manufacturing Practices established by the RA from time to time. No material change in PPL's manufacturing or testing procedures shall be made without prior approval of ATI, for such testing procedures which are specific to the Substance.


[***] - Confidential treatment requested.

Supply Agreement                                                               4
between Acute Therapeutics, Inc., and PolyPeptide
Laboratories, Inc.
December 10, 1997


      7.2. All documents and updates with regard to those activities covered by this Agreement which are required by any RA shall be provided by PPL, and PPL shall submit to all inquiries and inspections by such RA. All documents provided by PPL to any RA shall be made available to ATI, in advance if feasible, and in no case shall such documents be made available for inspection by ATI later than two (2) working days after such documents are provided to any RA. PPL shall promptly notify ATI of all RA inspections concerning those activities covered by this Agreement and in no case shall the written notification be more than seven (7) days after the inspection has begun.

8.    INDEMNIFICATION

      8.1. ATI hereby holds harmless and indemnifies PPL against any and all claims, losses, liabilities, lawsuits, proceedings, costs and expenses, including, without limitation, reasonable attorneys' fees, (hereinafter collectively referred as "Claim" or "Claims") resulting from, arising out of or in connection with PPL's performance under this Agreement except to the extent that such Claims are the result of PPL's action, inaction or negligence in its performance under this Agreement. If any Claim shall be made against PPL as to which this indemnification applies, PPL shall immediately inform ATI of such Claim which will be brought against PPL and/or ATI and in such case PPL shall not take any step nor conduct any legal proceeding before consulting and obtaining ATI's written approval. At PPL's request, ATI and/or its insurers shall assume direction and control of the defense against such Claim, including, without limitation, the settlement thereof at the sole option of ATI or its insurer. PPL may, at its option and expense, have its own counsel participate in any proceeding which is under the direction and control of ATI. PPL shall cooperate with ATI and its insurer in the disposition of any such matters. In addition, PPL may at any time relieve ATI of its responsibilities under Section 8.1 as to any other Claim.

      8.2. PPL hereby holds harmless and indemnifies ATI against any and all claims resulting from, arising out of or in connection with the action, inaction or negligence of PPL in its performance under this Agreement. If any Claims shall be made against ATI as to which this indemnification applies, ATI shall immediately inform PPL of such Claim which will be brought against ATI and/or PPL and in such case ATI shall not take any step nor conduct any legal proceeding before consulting and obtaining PPL's written approval. At ATI's request, PPL and/or its insurers shall assume direction and control of the defense against such Claim, including, without limitation, the settlement thereof at the sole option of PPL or its insurer. ATI may, at its option and expense, have its own counsel participate in any proceeding which is under the direction and control of PPL. ATI shall cooperate with PPL and its insurer in the disposition of any such matters. In addition, ATI may at any time relieve PPL of its responsibilities under Section 8.2 as to any other Claim.

Supply Agreement                                                               5
between Acute Therapeutics, Inc., and PolyPeptide
Laboratories, Inc.
December 10, 1997


9.    CONFIDENTIALITY

      9.1. Except as hereinafter provided, information provided by one party to the other party shall be treated as confidential (hereinafter "Confidential Information") by the other party. Confidential Information shall not include:

            a) Information which was known to the receiving party, prior to receipt from the delivering party;

            b) Information which was in the public domain or generally known to the trade at the time of receipt from the delivering party;

            c) Information which, other than by breach of this Agreement, enters the public domain or becomes generally known to the trade;

            d) Information which is disclosed to the receiving party by a third party who is free to make such disclosure;

            e) Information which is independently developed by the receiving party without use of the delivering party's Confidential Information; or

            f) Information which is required to be disclosed by law, regulatory, administrative or judicial order.

      9.2. Each party's Confidential Information shall be kept confidential for a period not less than seven (7) years by the other party and shall not be disclosed by such other party other than to its officers, employees and agents who are engaged in its operations relating to the Substance and who have the need to know such Confidential Information.

      9.3. The provisions of Section 9 shall survive termination of this Agreement for any reason.

10.   FORCE MAJEURE

      Neither party shall be liable for any failure or delay in performance when any such failure or delay shall be caused (directly or indirectly) by fires, flood, earthquakes, accidents, explosions, sabotage, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), civil commotions, riots, invasions, wars, intervening governmental regulations or orders, shortages of labor, fuel, power, or raw material, inability to obtain equipment or supplies, inability to obtain or delays in transportation, acts of God, or any cause (whether similar or dissimilar to the foregoing) beyond the reasonable control of ATI or PPL, as the case may be.

11.   INDEPENDENT CONTRACTOR

      Neither party shall have the right to control the activities of the other in performance of this Agreement and each shall perform as an independent contractor and nothing herein shall be construed to be inconsistent with that relationship or status. Under no circumstances shall the employees or agents of one party be considered employees or agents of the other. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind.

Supply Agreement                                                               6
between Acute Therapeutics, Inc., and PolyPeptide
Laboratories, Inc.
December 10, 1997


12.   NOTICES

      Any and all notices or other communications required or permitted under this Agreement must be in written form and be deemed to have been given upon receipt of telefax to the notified party (followed by hard copy of documents) addressed to the party to be notified as listed below or to such other, address as either party shall have heretofore specified in a notice to the other in the manner herein provided.

Contact Addresses:

            ATI:  Acute Therapeutics, Inc.
                  3359 Durham Road
                  Doylestown, PA 18901
                        Attn: Dr. Harry G. Brittain

            PPL:  PolyPeptide Laboratories, Inc.
                  365 Maple Avenue
                  Torrance, California 90503
                        Attn: Dr. Jane Salik

13.   ASSIGNMENT OF AGREEMENT

      Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party, which shall not be unreasonably withheld. Any subsequent assignee, purchaser, or transferee shall be bound by the terms of this Agreement.

14.   DEBARRED PERSONS STATEMENT

      PPL shall not use in any capacity persons or the services of persons that are debarred, on the Debarment List, or that have been convicted of actions that could lead to debarment as described in Section 306(a) and
      (b) of The Federal Food, Drug and Cosmetic Act or its amendments.

15.   GOVERNING LAW

      This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Pennsylvania.

16.   ARBITRATION

      At the request of either party any controversy or claim arising out of, or relating to, this Agreement shall be settled by arbitration either in Los Angeles, CA, or in Philadelphia, PA, in accordance with the then current arbitration rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) shall be binding on the parties and may

Supply Agreement                                                               7
between Acute Therapeutics, Inc., and PolyPeptide
Laboratories, Inc.
December 10, 1997


      be entered by either party in the court or forum, state or federal, having jurisdiction. Each party will bear half of the costs.

17.   ENTIRE AGREEMENT

      This Agreement constitutes the entire understanding between the parties and is intended as a final expression of the agreement and as a complete statement of terms and conditions thereof, and shall not be amended except in writing signed by an authorized representative of each party and specifically referring to this Agreement. If there is any inconsistency between this document and any other writings which are referred to or are incorporated herein, the terms and conditions of this document shall take precedence. This Agreement supersedes any previous agreements or arrangements between the parties and any customary practice of the parties at variance with the terms hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives.

ACUTE THERAPEUTICS, INC.                  POLYPEPTIDE LABORATORIES, INC.


/s/ Robert Capetola                       /s/ Jane Salik
-------------------------------------     --------------------------------------
      Authorized signature                      Authorized signature

      Robert Capetola                           Jane Salik
-------------------------------------     --------------------------------------
      Printed Name                              Printed Name

      12/10/97                                  12/12/97
-------------------------------------     --------------------------------------
      Date                                      Date

Supply Agreement                                                               8
between Acute Therapeutics, Inc., and PolyPeptide
Laboratories, Inc.
December 10, 1997


                                    Exhibit A


                                     [***]



[***] - Confidential treatment requested.

Supply Agreement                                                               9
between Acute Therapeutics, Inc., and PolyPeptide
Laboratories, Inc.
December 10, 1997


                                    Exhibit B

             Specifications for the Soluble KL(4) Peptide Substance

                                     [***]


[***] - Confidential treatment requested.